UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

DDi Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On July 12, 2005, the Board of Directors of DDi Corp. (the “Company”) approved by unanimous written consent amendments to the Amended and Restated Bylaws (the “Bylaws”) of the Company (the “Amendments”) to (a) amend Section 6 of Article II of the Bylaws to clarify the quorum required with respect to class votes at meetings of the Company’s stockholders, consistent with the provisions of the Delaware General Corporation Law; and (b) amend Section 8 of Article II of the Bylaws to clarify the provision regarding stockholder votes and references in the Bylaws to stock, stockholders, voting stock or shares, consistent with the provisions of the Delaware General Corporation Law. The Amendments were effective as of July 12, 2005. The text of the Amendments is filed with this Current Report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Bylaws of DDi Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: July 13, 2005	By:	/S/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Bylaws of DDi Corp.